UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2016
(Date of earliest event reported)

ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	001-5672	13‑5158950
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

1133 Westchester Avenue
White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 19, 2016, the Board of Directors (the “Board”) of ITT Corporation (the “Company”) adopted Amended and Restated By-laws of the Company (as so amended and restated, the “By-laws”), which took effect immediately. The By-laws supersede the previously existing Amended and Restated By-laws, which were adopted by the Company’s Board on October 5, 2011 and took effect on October 31, 2011.
The By-laws were amended to implement a “proxy access” by-law. Under Section 2.4 of the By-laws, a shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of the outstanding capital stock of the Company for three years, may nominate and include in the Company’s annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of the Company’s directors then serving on the Board (rounded down to the nearest whole number), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that the Company must receive notice of such nominations not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders.
In addition to implementing a proxy access framework, the amendments to the By-laws include the changes summarized below.

•
Certain changes were made to clarify and conform the advance notice provisions contained in Sections 1.6 and 2.3, which govern the procedures under which shareholders may propose business to be brought before a meeting of shareholders and nominate director candidates, respectively.

•
The Company reinserted an inadvertently omitted section, Section 2.10(b), which specifies certain responsibilities of the Compensation and Personnel Committee that are included in its committee charter, as well as certain independence standards for its members.

•	Changes were made to Article 3 to update the powers and duties of the Company’s officers and provide for flexibility in appointing individuals to each role.

•	Article 5 was updated to provide that shares of the Company’s common stock will be issued only in book-entry form.

•	Former Article 11, which related to authorized political activities, was removed in order to avoid potential confusion with applicable law and regulations.
The amendments to the By-laws also include a number of clerical, conforming and clarifying changes.
The description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is included as Exhibit 3.1 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated By-laws of ITT Corporation, effective February 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITT CORPORATION
Date: February 22, 2016	By:	/s/ Mary E. Gustafsson
Mary E. Gustafsson Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.        Description

3.1	Amended and Restated By-laws of ITT Corporation, effective February 19, 2016.